Exhibit 99.1
Evolent Announces Third Quarter 2024 Results

•Revenue of $621.4 million, an increase of $110.4 million or 21.6%, from the three months ended September 30, 2023.
•Net loss attributable to common shareholders of Evolent Health, Inc. of $(31.2) million and a net loss margin of (5.0)%.
•Adjusted EBITDA of $31.8 million resulting in an Adjusted EBITDA margin of 5.1%.
•Revises outlook for Adjusted EBITDA for 2024.
•Reiterates average annual long-term revenue and average Adjusted EBITDA growth rate targets.
•Announces record six new contract agreements in the quarter.

WASHINGTON (November 7, 2024) – Evolent Health, Inc. (NYSE: EVH), a company that specializes in better health outcomes for people with complex conditions through proven solutions that make health care simpler and more affordable, today announced financial results for the quarter ended September 30, 2024.

Seth Blackley, co-founder and Chief Executive Officer of Evolent stated, “In the face of significant shifts in medical expenses experienced in the managed care industry, we believe the need for Evolent’s solutions is very high – a belief supported by our record new business announcements during the quarter. Outside of our Performance Suite, our diversified business is performing at or better than our expectations. Despite the clinical value we believe our solutions create, our third quarter Adjusted EBITDA result was negatively impacted by losses in our Performance Suite, driven both by new information from our partners regarding claims paid in prior periods and an industry-wide spike in oncology costs during the third quarter. We are taking aggressive actions with the goal of increasing profitability heading into 2025.”

Mr. Blackley continued, “While the team and I are disappointed in our Adjusted EBITDA results this quarter, we believe that our solutions continue to lead the market for managing the cost and quality of complex health conditions – a market we believe will experience strong growth in the decade ahead. As a well-capitalized leader in the space with strong liquidity, we believe we are well positioned to manage the current dynamics and will seek to use this moment to continue to expand our footprint.”

The Company noted a $42 million increase in medical costs in the third quarter relative to its expectations as of August 8, 2024, from two factors: (1) $24 million from new data received and processed from September through early November from some of our partners that included higher paid claims in prior quarters than previous submissions; and (2) $18 million from an acceleration in medical costs in August and September after a period of relatively flat experience between March and July. In its earnings call today, the Company outlined four aggressive steps it is taking with the goal of improving future profitability.

Highlights from the quarter ended September 30, 2024 include (in thousands, except for average PMPM fees and revenue per case):

	For the Three Months Ended September 30,
	2024	2023
Financial Results:
Revenue	$621,401	$511,015
Net loss attributable to common shareholders of Evolent Health, Inc.	$(31,231)	$(33,196)
Net loss margin	(5.0)%	(6.5)%
Adjusted EBITDA	$31,801	$48,714
Adjusted EBITDA Margin	5.1%	9.5%

Average Lives on Platform/Cases
Performance Suite	6,916	3,906
Specialty Technology and Services Suite	74,192	72,381
Administrative Services	1,258	1,832
Cases	13	15

Average Unique Members	41,444	41,721

Average PMPM Fees/ Revenue per Case
Performance Suite	$20.97	$27.63
Specialty Technology and Services Suite	0.38	0.37
Administrative Services	15.74	12.50
Cases	3,113	2,490

The rising medical costs impacting health plans continue to drive robust demand for Evolent’s complex specialty care solutions.

For the third quarter of 2024, the Company announced six new revenue agreements, the largest number of new agreements in a quarter in the Company’s history. These agreements include:

•A letter of agreement for oncology Performance Suite with one of the five largest payers in the country. The Company anticipates this partner to go live with over 200,000 Medicare Advantage members in 2025.
•A new expanded Technology & Services relationship with a south-central regional health plan to include multiple specialties including cardiac imaging, advanced imaging and a variety of MSK solutions for commercial and Medicare Advantage lines of business.
•An existing Evolent client, a large midwest Medicaid health plan, will grow its existing footprint to include Technology & Services offerings including radiology, advanced imaging and MSK.
•An existing regional health plan client that came to Evolent through the acquisition of NIA has purchased select MSK solutions across commercial and Medicaid lines of business.
•Evolent is expanding its relationship with a large national Medicaid health plan, to include general radiology across nine states, predominantly in the midwest and southeast.
•And finally, Evolent’s specialty solutions were included by an existing Blue Cross Blue Shield customer as a part of a successful large-scale self-funded administrative services request for proposal response covering 250,000 members and their families. This new agreement marks a significant entry into the growing employer market.

Financial Results of Evolent Health, Inc.

In our earnings releases, prepared remarks, conference calls, slide presentations and webcasts, we may use or discuss non-GAAP financial measures. Definitions of the non-GAAP financial measures presented herein as well as reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this earnings release. See Financial Statement Presentation and Non-GAAP Financial Measures for more information.

Reported Results

Evolent Health, Inc. reported the following results in accordance with U.S. generally accepted accounting principles (“GAAP”) (in thousands, except for per share data):

	For the Three Months Ended September 30,
	2024	2023
Revenue	$621,401	$511,015
Cost of revenue	$540,708	$386,585
Selling, general and administrative expenses	$67,060	$96,567
Net loss attributable to common shareholders of Evolent Health, Inc.	$(31,231)	$(33,196)
Net loss margin	(5.0)%	(6.5)%
Loss per share attributable to common shareholders of Evolent Health, Inc.:
Basic and diluted	$(0.27)	$(0.30)

Total cash and cash equivalents was $96.6 million as of September 30, 2024.

Adjusted Results

Evolent Health, Inc. reported the following adjusted results (in thousands, except for per share data):

	For the Three Months Ended September 30,
	2024	2023
Adjusted cost of revenue	$539,591	$386,534
Adjusted selling, general and administrative expenses	$50,009	$75,767
Adjusted EBITDA	$31,801	$48,714
Adjusted EBITDA margin	5.1%	9.5%
Adjusted income (loss) attributable to common shareholders	$4,723	$20,000
Adjusted income (loss) per common share attributable to common shareholders:
Basic	$0.04	$0.18

Business Outlook
The Company does not believe it can meaningfully reconcile guidance for non-GAAP Adjusted EBITDA to net income (loss) attributable to common shareholders of Evolent Health, Inc. because the company cannot provide guidance for the more significant reconciling items between net income (loss) attributable to common shareholders of Evolent Health, Inc. and Adjusted EBITDA without unreasonable effort. This is due to the fact that future period non-GAAP guidance includes adjustments for items not indicative of our core operations, and as a result from changes to our business due to acquisitions and other events. Such items may, from time to time, include loss on repayment/extinguishment of debt; gain (loss) from equity method investees, change in fair value of contingent consideration, change in tax receivable agreement liability, other income (expense), gain (loss) on disposal of non-strategic assets, right-of-use asset impairments, repositioning costs, stock-based compensation expense, severance costs, dividends and accretion on Series A Preferred Stock and acquisition-related costs. Such adjustments may be affected by changes in ongoing assumptions, judgements, as well as nonrecurring, unusual or unanticipated charges, expenses or gains (losses) or other items that may not directly correlate to the underlying performance of our business operations. The exact amount of these adjustments are not currently determinable but may be significant.

Fourth Quarter 2024 Guidance

For the three months ended December 31, 2024, revenue is expected to be in the range of $642.0 million to $667.0 million. Adjusted EBITDA is expected to be in the range of $22.0 million to $37.0 million.

Full Year 2024 Guidance

For the year ending December 31, 2024, revenue is expected to be in the range of approximately $2.55 billion to $2.575 billion and Adjusted EBITDA is expected to be in the range of approximately $160.0 million to $175.0 million.

Additional Outlook Information

While the Company no longer expects to exit 2024 at an Adjusted EBITDA run rate of $300 million, Evolent plans to provide an update in conjunction with the Company’s fourth quarter 2024 earnings report. Based on the data the Company has today, Evolent continues to expect average annual revenue growth in excess of 15% and average Adjusted EBITDA growth of 20% on a long-term basis.

This "Business Outlook" section contains forward-looking statements, and actual results may differ materially. Factors that may cause actual results to differ materially from our current expectations in addition to those set forth above are set forth below in "Forward Looking Statements - Cautionary Language" and Evolent Health, Inc.'s filings with the Securities and Exchange Commission ("SEC").

Web and Conference Call Information

Evolent Health, Inc. will hold a conference call to discuss its financial performance and related matters this evening, November 7, 2024, at 5:00 p.m., Eastern Time. To listen to a live broadcast via the internet and view the accompanying materials, please visit the Company's Investor Relations website at http://ir.evolent.com. To participate by telephone, dial (855) 940-9467, or (412) 317-6034 for international callers, and ask to join the "Evolent Health call." Participants are advised to dial in at least fifteen minutes prior to the call to register. The call will be archived on the company's website for one week and will be available beginning later this evening. Evolent invites all interested parties to attend the conference call.

About Evolent

Evolent specializes in better health outcomes for people with complex conditions through proven solutions that make health care simpler and more affordable. Evolent serves a national base of leading payers and providers and is consistently recognized as a top place to work in health care nationally. Learn more about how Evolent is changing the way health care is delivered by visiting evolent.com.

Contacts:

Seth Frank
Investor Relations
sfrank@evolent.com

New Revenue Agreements

Beginning with the first quarter of 2024, Evolent began reporting the number of new revenue agreements signed for Performance Suite, Specialty Technology and Services Suite, Administrative Services and Case-based products. A new revenue agreement includes incremental revenue to the Company reflecting contracts for services to both new partner entities, corporations or health plans as well as additional sales to existing partners. New revenue agreements may include incremental services, geographic, or line of business expansions or a combination thereof. The conversion of Specialty Technology and Services Suite contracts to Performance Suite are also included in this definition. The company does not count renewals for existing scope, growth of membership within an existing contract scope or transaction related purchase agreements, if applicable, in this metric.

Lives on Platform and Per Member Per Month (“PMPM”) Fee

Performance Suite Lives on Platform are calculated by summing monthly members covered for specialty care services for contracts not under ASO arrangements, plus members managed by Complex Care in capitation arrangements and divided by the number of months in the period. Specialty Technology and Services Suite Lives on Platform are calculated by summing monthly members covered for oncology, cardiology, musculoskeletal, advanced imaging and other diagnostic specialty care services for contracts under ASO arrangements divided by the number of months in the period. Administrative Services Lives on Platform are calculated by summing monthly members covered for administrative services implementation and core performance services divided by the number of months in the period. Cases are calculated by summing the number of individuals receiving services through our surgery management and advanced care planning programs in a given period. Members covered for more than one category are counted in each category.

Performance Suite Average PMPM fee is defined as revenue pertaining to our Performance Suite during the period reported divided by Performance Suite Lives on Platform for the period divided by the number of months in the period. Specialty Technology and Services Suite Average PMPM fee is defined as revenue pertaining to the Specialty Technology and Services Suite during the period reported divided by Specialty Technology and Services Suite Lives on Platform for the period divided by the number of months in the period. Administrative Services Average PMPM fee is defined as revenue pertaining to the Administrative Services during the period reported divided by the Administrative Services Lives on Platform for the period divided by the number of months in the period. Revenue per Case is calculated by the revenue pertaining to surgery management and advanced care planning programs divided by the number of cases for a given period.

Average Unique Members are calculated by summing members covered by our Performance Suite, Specialty Technology and Services Suite and Administrative Services. In cases where partners cross between multiple solutions, we only capture members from the solution with the maximum number of members.

Management uses Lives on Platform, PMPM fees, Cases, Revenue per Case and Average Unique Members because we believe that they provide insight into the unit economics of our services. We believe that these measures are also useful to investors because they allow further insight into the period over period operational performance.

Evolent Health, Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(unaudited, in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$621,401	$511,015	$1,908,199	$1,407,841
Expenses
Cost of revenue	540,708	386,585	1,616,557	1,048,998
Selling, general and administrative expenses	67,060	96,567	215,349	276,682
Depreciation and amortization expenses	29,701	32,404	89,074	93,813
Loss on disposal of non-strategic assets	—	2,097	—	2,097
Right-of-use assets impairment	—	—	—	24,065
Change in fair value of contingent consideration	200	11,300	9,108	12,047
Total operating expenses	637,669	528,953	1,930,088	1,457,702
Operating loss	(16,268)	(17,938)	(21,889)	(49,861)
Interest income	794	1,071	4,714	2,735
Interest expense	(6,010)	(14,614)	(18,002)	(41,967)
Gain (loss) from equity method investees	(2,229)	684	(3,623)	1,262
Change in tax receivables agreement liability	—	—	(173)	(66,184)
Other expense, net	(43)	(77)	(140)	(323)
Loss before income taxes	(23,756)	(30,874)	(39,113)	(154,338)
Benefit from income taxes	(619)	(5,550)	(292)	(74,709)
Loss before preferred dividends and accretion of Series A Preferred Stock	(23,137)	(25,324)	(38,821)	(79,629)
Dividends and accretion of Series A Preferred Stock	(8,094)	(7,872)	(24,018)	(21,236)
Net loss attributable to common shareholders of Evolent Health, Inc.	$(31,231)	$(33,196)	$(62,839)	$(100,865)

Loss per common share
Basic and diluted	$(0.27)	$(0.30)	$(0.55)	$(0.91)

Weighted-average common shares outstanding
Basic and diluted	114,862	112,282	114,565	110,464

Comprehensive loss
Net loss attributable to common shareholders of Evolent Health, Inc.	$(31,231)	$(33,196)	$(62,839)	$(100,865)
Other comprehensive loss, net of taxes, related to:
Foreign currency translation adjustment	(12)	(151)	(110)	(87)
Total comprehensive loss attributable to common shareholders of Evolent Health, Inc.	$(31,243)	$(33,347)	$(62,949)	$(100,952)

Evolent Health, Inc.
Consolidated Balance Sheets
(in thousands, except share data)

	September 30, 2024	December 31, 2023
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$96,583	$192,825
Restricted cash and restricted investments	16,343	13,768
Accounts receivable, net	407,902	446,749
Prepaid expenses and other current assets	23,183	30,331
Total current assets	544,011	683,673
Restricted cash and restricted investments	14,925	16,864
Investments and equity method investees	8,405	4,895
Property and equipment, net	73,941	78,194
Right-of-use assets - operating	9,244	11,983
Prepaid expenses and other noncurrent assets	3,914	4,028
Contract cost assets	13,203	12,120
Intangible assets, net	696,779	752,009
Goodwill	1,137,342	1,116,542
Total assets	$2,501,764	$2,680,308
LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY
Liabilities
Current liabilities:
Accounts payable	$50,087	$48,246
Accrued liabilities	120,454	149,849
Operating lease liability - current	6,220	9,738
Accrued compensation and employee benefits	31,614	56,385
Deferred revenue	2,621	5,976
Reserve for claims and performance - based arrangements	312,687	404,048
Total current liabilities	523,683	674,242
Long-term debt, net	599,668	597,049
Other long-term liabilities	3,247	3,637
Tax receivables agreement liability	108,105	107,932
Operating lease liabilities - noncurrent	29,318	38,009
Deferred tax liabilities, net	11,892	13,311
Total liabilities	1,275,913	1,434,180

Mezzanine Equity
Preferred class A common stock - $0.01 par value; 50,000,000 shares authorized; 175,000 issued, respectively	187,166	178,427

Shareholders' Equity
Class A common stock - $0.01 par value; 750,000,000 shares authorized; 116,550,263 and 115,424,833 shares issued, respectively	1,166	1,154
Additional paid-in-capital	1,818,024	1,808,121
Accumulated other comprehensive loss	(1,367)	(1,257)
Retained earnings (accumulated deficit)	(758,015)	(719,194)
Treasury stock, at cost; 1,537,582 shares issued, respectively	(21,123)	(21,123)
Total shareholders' equity	1,038,685	1,067,701
Total liabilities, mezzanine equity and shareholders' equity	$2,501,764	$2,680,308

Evolent Health, Inc.
Consolidated Statements of Cash Flows
(in thousands, unaudited)

	For the Nine Months Ended September 30,
	2024	2023
Cash Flows Provided by Operating Activities
Net loss before preferred dividends and accretion of Series A preferred stock	$(38,821)	$(79,629)
Adjustments to reconcile net loss to net cash and restricted cash provided by (used in) operating activities:
Change in fair value of contingent consideration	9,108	12,047
Loss on disposal of non-strategic assets	—	2,097
Loss (gain) from equity method investees	3,623	(1,262)
Depreciation and amortization expenses	89,074	93,813
Stock-based compensation expense	45,861	29,898
Deferred tax provision	(1,916)	(78,196)
Amortization of contract cost assets	3,604	8,005
Amortization of deferred financing costs	2,650	2,912
Right-of-use asset impairment	—	24,065
Change in tax receivables agreement liability	173	66,184
Right-of-use operating assets	2,739	11,129
Other current operating cash inflows (outflows), net	180	(120)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable, net and contract assets	38,844	(112,177)
Prepaid expenses and other current and non-current assets	7,751	(16,394)
Contract cost assets	(4,687)	(3,958)
Accounts payable	1,260	(12,628)
Accrued liabilities	17,648	27,537
Operating lease liabilities	(12,209)	(10,432)
Accrued compensation and employee benefits	(24,780)	(8,807)
Deferred revenue	(3,355)	(136)
Reserve for claims and performance-based arrangements	(91,361)	100,012
Other long-term liabilities	(390)	(759)
Net cash and restricted cash provided by operating activities	44,996	53,201
Cash Flows Used In Investing Activities
Cash paid for asset acquisitions and business combinations	(16,947)	(388,246)
Disposal of non-strategic assets and divestiture of discontinued operations, net	—	577
Return of equity method investments	7	870
Purchases of investments and contributions to equity method investees	(7,320)	—
Investments in internal-use software and purchases of property and equipment	(18,742)	(22,693)
Net cash and restricted cash used in investing activities	(43,002)	(409,492)
Cash Flows (Used In) Provided by Financing Activities
Changes in working capital balances related to claims processing	584	7,925
Payment of contingent consideration	(70,355)	—
Proceeds from stock option exercises	3,462	9,183
Proceeds from issuance of long-term debt, net of offering costs	(529)	256,063
Repayment of long-term debt	—	(47,500)
Proceeds from issuance of preferred stock, net of offering costs	—	168,000
Payment of preferred dividends	(15,279)	(13,631)
Taxes withheld and paid for vesting of equity awards	(15,390)	(14,348)

	For the Nine Months Ended September 30,
	2024	2023
Net cash and restricted cash (used in) provided by financing activities	(97,507)	365,692
Effect of exchange rate on cash and cash equivalents and restricted cash	(93)	(61)
Net (decrease) increase in cash and cash equivalents and restricted cash	(95,606)	9,340
Cash and cash equivalents and restricted cash as of beginning-of-period	223,457	215,158
Cash and cash equivalents and restricted cash as of end-of-period	$127,851	$224,498

Non-GAAP Financial Measures

The Company views the following activities as integral to understanding its non-GAAP financial measures:

•Repositioning costs include severance, termination benefits and related payroll taxes of $1.8 million, dedicated employee costs of $1.2 million, third-party professional services of $4.1 million and office space consolidation costs of $3.5 million for the nine months ended September 30, 2024. Repositioning costs are not part of Evolent’s normal course of business and are incurred when there is a business reason to enact a repositioning plan. Adjusting for these costs gives a better view of the Evolent’s normal operating costs. We only adjust costs that (i) are included within selling, general and administrative expenses on the consolidated statement of operations and comprehensive income (loss), (ii) meet the criteria outlined within the respective repositioning plan and (iii) do not relate to normal business operations or ongoing activities. Our 2023 Repositioning Plan concluded in the second quarter of 2024.
~~◦~~Dedicated employee costs primarily include project management and technology staff costs needed to migrate acquired businesses to Evolent’s integrated technology platform and costs related to the consolidation of internal operations, strategies, processes and platforms. Dedicated employee costs are limited to employees that will have no role in ongoing operations and have no planned role at Evolent once the repositioning activities are completed.
◦Professional services costs primarily relate to services provided by a third-party vendor to review our operating model and organizational design in order to improve our profitability, create value through our solutions and invest in strategic opportunities in future periods.
◦Office space consolidation costs include early termination penalties and associated expenses.

•Acquisition-related costs include but are not limited to integration consultants, financial advisory and banking services, external valuation and accounting advisory services, legal fees and transaction bonuses paid to certain employees.

•Purchase accounting adjustments include amortization expense on intangible assets such as corporate trade names, customer, relationships, provider network contracts and existing technology related to acquisitions and business combinations. We believe it is important for the reader to understand that revenue generated from acquisitions is included within revenue in calculating adjusted income to common shareholders however amortization expense from acquired intangible assets is excluded in determining adjusted income to common shareholders because it does not directly relate to the services performed for the Company’s customers.

In addition to disclosing financial results that are determined in accordance with GAAP, we present Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses, Adjusted Income Attributable to Common Shareholders, Adjusted Income per Common Share Attributable to Common Shareholders, Adjusted EBITDA and Adjusted EBITDA Margin, which are all non-GAAP financial measures, as supplemental measures to help investors evaluate our fundamental operational performance.

Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses are defined as cost of revenue and selling, general and administrative expenses calculated in accordance with GAAP, respectively, adjusted to exclude the impact of stock-based compensation expenses, severance costs, acquisition-related costs and repositioning costs. Management believes Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses are useful to investors, because they facilitate an understanding of our long-term operational costs while removing the effect of costs that are not a representative component of the day-to-day operating performance of our business, and are useful to management as supplemental performance measures.

Adjusted EBITDA is defined as net loss attributable to common shareholders of Evolent Health, Inc. before interest income, interest expense, benefit from income taxes, depreciation and amortization expenses, change in the tax receivable agreement liability, gain (loss) from equity method investees, change in fair value of contingent consideration, other income (expense), net, loss on disposal of non-strategic assets, right-of-use assets impairment, repositioning costs, stock-based compensation expense, severance costs, dividends and accretion of Series A Preferred Stock and acquisition-related costs.

Management believes that Adjusted EBITDA is useful to investors because it allows further insight into the period over period operational performance. Management also uses Adjusted EBITDA as a supplemental performance measure because the removal of repositioning costs, acquisition-related costs, severance or non-cash items (e.g. depreciation, amortization, and stock-based compensation expense) allows us to focus on operational performance.

Adjusted EBITDA Margin is as defined Adjusted EBITDA divided by Revenue. Management believes that this measure is useful to investors because it allows further insight into the period over period operational performance. Management also uses Adjusted EBITDA Margin as a supplemental performance measure because it allows the investor to understand operational performance compared to revenues over time.

Adjusted Income Attributable to Common Shareholders is defined as net loss attributable to common shareholders of Evolent Health, Inc. adjusted to exclude gain (loss) from equity method investees, other income (expense), net, benefit from income taxes, change in fair value of contingent consideration, change in tax receivable agreement liability, purchase accounting adjustments, loss on disposal of non-strategic assets, right-of-use asset impairment, repositioning costs, stock-based compensation expense, severance costs, acquisition-related costs and the tax impact of non-GAAP adjustments.

Adjusted Income per Share Attributable to Common Shareholders is defined as Adjusted Income Attributable to Common Shareholders divided by Weighted-Average Common Shares, and reflects the adjustments made in those non-GAAP measures.
Management believes that Adjusted Income Attributable to Common Shareholders and Adjusted Income per Share Attributable to Common Shareholders are useful to investors because excluding non-cash items (e.g. depreciation, amortization and stock-based compensation expenses) allows investors to focus on operational performance. These measures are also useful to management for the same reason.

These adjusted measures do not represent and should not be considered as alternatives to GAAP measurements, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. A reconciliation of these adjusted measures to their most comparable GAAP financial measures is presented in the tables below. We believe these measures are useful across time in evaluating our fundamental core operating performance.

Evolent Health, Inc.
Reconciliation of Adjusted Results of Operations
(in thousands, unaudited)

Reconciliation of Adjusted Cost of Revenue to Cost of Revenue
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Cost of revenue	$540,708	$386,585	$1,616,557	$1,048,998
Less:
Stock-based compensation	1,117	51	3,329	1,633
Severance costs	—	—	—	—
Adjusted cost of revenue	$539,591	$386,534	$1,613,228	$1,047,365

Reconciliation of Adjusted Selling, General and Administrative Expenses to Selling, General and Administrative Expenses
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Selling, general and administrative expenses	$67,060	$96,567	$215,349	$276,682
Less:
Stock-based compensation	13,299	10,171	42,532	28,265
Severance costs	1,680	—	2,860	954
Acquisition-related costs	2,072	2,500	2,235	14,220
Repositioning costs	—	8,129	10,599	19,390
Adjusted selling, general and administrative expenses	$50,009	$75,767	$157,123	$213,853

Evolent Health, Inc.
Reconciliation of Adjusted EBITDA to Net Income (Loss)
Attributable to Common Shareholders of Evolent Health, Inc.
(in thousands)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss attributable to common shareholders of Evolent Health, Inc.	$(31,231)	$(33,196)	$(62,839)	$(100,865)
Net loss margin	(5.0)%	(6.5)%	(3.3)%	(7.2)%

Less:
Interest income	794	1,071	4,714	2,735
Interest expense	(6,010)	(14,614)	(18,002)	(41,967)
Benefit from income taxes	619	5,550	292	74,709
Depreciation and amortization expenses	(29,701)	(32,404)	(89,074)	(93,813)
Change in tax receivable agreement liability	—	—	(173)	(66,184)
Gain (loss) from equity method investees	(2,229)	684	(3,623)	1,262
Change in fair value of contingent consideration	(200)	(11,300)	(9,108)	(12,047)
Other income (expense), net	(43)	(77)	(140)	(323)
Loss on disposal of non-strategic assets	—	(2,097)	—	(2,097)
Right-of-use assets impairment	—	—	—	(24,065)
Repositioning costs	—	(8,129)	(10,599)	(19,390)
Stock-based compensation expense	(14,416)	(10,222)	(45,861)	(29,898)
Severance costs	(1,680)	—	(2,860)	(954)
Dividends and accretion of Series A Preferred Stock	(8,094)	(7,872)	(24,018)	(21,236)
Acquisition-related costs	(2,072)	(2,500)	(2,235)	(14,220)
Adjusted EBITDA	$31,801	$48,714	$137,848	$146,623

Adjusted EBITDA margin	5.1%	9.5%	7.2%	10.4%

Evolent Health, Inc.
Reconciliation of Adjusted Income Attributable to Common Shareholders to
Net Loss Attributable to Common Shareholders
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss attributable to common shareholders of Evolent Health, Inc.	$(31,231)	$(33,196)	$(62,839)	$(100,865)
Less:
Gain (loss) from equity method investees	(2,229)	684	(3,623)	1,262
Other income (expense), net	(43)	(77)	(140)	(323)
Benefit from income taxes	619	5,550	292	74,709
Change in fair value of contingent consideration	(200)	(11,300)	(9,108)	(12,047)
Change in tax receivable agreement liability	—	—	(173)	(66,184)
Purchase accounting adjustments	(17,189)	(30,422)	(51,737)	(57,532)
Loss on disposal of non-strategic assets	—	—	—	(2,097)
Right-of-use asset impairment	—	—	—	(24,065)
Repositioning costs	—	(8,129)	(10,599)	(19,390)
Stock-based compensation expense	(14,416)	(10,222)	(45,861)	(29,898)
Severance costs	(1,680)	—	(2,860)	(954)
Acquisition-related costs	(2,072)	(2,500)	(2,235)	(14,220)
Tax impact (1)	1,256	5,317	13,273	10,474
Adjusted income attributable to common shareholders	$4,723	$20,000	$49,932	$39,400

Loss per share attributable to common shareholders
Basic	$(0.27)	$(0.30)	$(0.55)	$(0.91)

Adjusted income per share attributable to common shareholders
Basic	$0.04	$0.18	$0.44	$0.36

Weighted-average common shares
Basic	114,862	112,282	114,565	110,464
————————
(1)Non-GAAP financial information for the periods shown are adjusted for an assumed provision for income taxes based on our statutory federal tax rate of 21%. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate.

FORWARD-LOOKING STATEMENTS - CAUTIONARY LANGUAGE

Certain statements made in this report and in other written or oral statements made by us or on our behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe,” “anticipate,” “expect,” “estimate,” “aim,” “predict,” “potential,” “continue,” “plan,” “project,” “will,” “should,” “shall,” “may,” “might” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to our ability to weather current dynamics, continue to expand our footprint, future actions, trends in our businesses, prospective services, new partner additions/expansions, our guidance and business outlook and future performance or financial results, and the closing of pending transactions and the outcome of contingencies, such as legal proceedings. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

These statements are only predictions based on our current expectations and projections about future events. Forward-looking statements involve risks and uncertainties that may cause actual results, level of activity, performance or achievements to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements, include, among others:

•risks relating to our ability to efficiently integrate NIA and Machinify into our operations;
•the significant portion of revenue we derive from our largest partners, and the potential loss, non-renewal, termination or renegotiation of our relationship or contract with any significant partner, or multiple partners in the aggregate;
•our ability to terminate certain leases and recognize impairment charges in connection with our repositioning plan;
•evolution of the healthcare regulatory and political framework;
•uncertainty in the health care regulatory framework, including the potential impact of policy changes;
•our ability to offer new and innovative products and services and our ability to keep pace with industry standards, technology and our partners’ needs;
•risks related to completed and future acquisitions, investments, alliances and joint ventures, which could divert management resources, result in unanticipated costs or dilute our stockholders;
•the growth and success of our partners and certain revenues from our engagements, which are difficult to predict and are subject to factors outside of our control, including governmental funding reductions and other policy changes;
•our ability to accurately predict our exposure under performance-based contracts;
•risks relating to our ability to maintain profitability for our total cost of care and performance-based contracts and products, including capitation and risk-bearing contracts;
•our ability to effectively manage our growth and maintain an efficient cost structure, and to successfully implement cost cutting measures;
•changes in general economic conditions nationally and regionally in our markets, including increasing inflationary pressures and economic and business conditions and the impact thereof on the economy resulting from public health emergencies, epidemics, pandemics or contagious diseases;
•risks related to the failure of any bank in which we deposit our funds, which could reduce the amount of cash we have available to meet our cash commitments and make additional investments;
•our ability to recover the significant upfront costs in our partner relationships and develop our partner relationships over time;
•our ability to attract new partners and successfully capture new opportunities;
•the increasing number of risk-sharing arrangements we enter into with our partners could limit or negatively impact our profitability;
•our ability to estimate the size of our target markets for our services;
•our ability to maintain and enhance our reputation and brand recognition;
•consolidation in the health care industry;
•competition which could limit our ability to maintain or expand market share within our industry;
•risks related to audits by CMS and other governmental payers and actions, including whistleblower claims under the False Claims Act;
•our ability to partner with providers due to exclusivity provisions in our contracts in some of our partner and founder contracts;
•risks related to managing our offshore operations and cost reduction goals;

•our ability to contain health care costs, implement increases in premium rates on a timely basis, maintain adequate reserves for policy benefits or maintain cost effective provider agreements;
•our dependency on our key personnel, and our ability to attract, hire, integrate and retain key personnel;
•the impact of additional goodwill and intangible asset impairments on our results of operations;
•our indebtedness, our ability to service our indebtedness, and our ability to obtain additional financing on favorable terms or at all;
•our ability to achieve profitability in the future;
•the impact of litigation proceedings, government inquiries, reviews, audits or investigations;
•material weaknesses in the future may impact our ability to conclude that our internal control over financial reporting is not effective and we may be unable to produce timely and accurate financial statements;
•restrictions on the manner in which we access personal data and penalties as a result of privacy and data protection laws;
•liabilities and reputational risks related to our ability to safeguard the security and privacy of confidential data;
•data loss or corruption due to failures or errors in our systems and service disruptions at our data centers;
•adequate protection of our intellectual property, including trademarks;
•risks related to legal proceedings related to any alleged infringement, misappropriation or violation of third-party intellectual property rights;
•our use of “open source” software;
•our ability to protect the confidentiality of our trade secrets, know-how and other proprietary information;
•our reliance on third parties and licensed technologies;
•restrictions on our ability to use, disclose, de-identify or license data and to integrate third-party technologies;
•our reliance on Internet infrastructure, bandwidth providers, data center providers, other third parties and our own systems for providing services to our partners and operating our business;
•our reliance on third-party vendors to host and maintain our technology platform;
•our obligations to make material payments to certain of our pre-IPO investors for certain tax benefits we may claim in the future;
•our ability to utilize benefits under the tax receivables agreement described herein;
•our obligations to make payments under the tax receivables agreement that may be accelerated or may exceed the tax benefits we realize;
•the terms of agreements between us and certain of our pre-IPO investors may contain different terms than comparable agreement we may enter into with unaffiliated third parties;
•the conditional conversion features of the 2025 Notes and the 2029 Notes, which, if triggered, may adversely affect our financial condition and operating results;
•interest rate risk under the Credit Agreement and the terms of our Cumulative Series A Convertible Preferred Shares, par value $0.01 per share (“Series A Preferred Stock”);
•our debt following the NIA acquisition and our ability to meet our obligations;
•our ability to service our debt and pay dividends on our Series A Preferred Stock;
•the potential volatility of our Class A common stock price;
•the potential decline of our Class A common stock price if a substantial number of shares are sold or become available for sale, including those issuable upon conversion of our Series A Preferred Stock;
•our Series A Preferred Stock has rights, preferences and privileges that are not held by and are preferential to the rights of holders of our Class A common stock, and could in the future substantially dilute the ownership interest of holders of our Class A common stock;
•provisions in our certificate of incorporation and by-laws and provisions of Delaware law that discourage or prevent strategic transactions, including a takeover of us;
•the ability of certain of our investors to compete with us without restrictions;
•provisions in our certificate of incorporation which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees; and
•our intention not to pay cash dividends on our Class A common stock.

The risks included here are not exhaustive. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Our Annual Report on Form 10-K for the year ended December 31, 2023 (the "2023 Form 10-K") and other documents filed with the SEC include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we undertake no obligation to publicly update any forward-looking statements to reflect events or circumstances that occur after the date of this report except to the extent expressly required by law.